                             PARTICIPATION AGREEMENT

                                  By and Among

                             OCC ACCUMULATION TRUST

                                       And

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                       And

                                OCC DISTRIBUTORS

       THIS AGREEMENT, made and entered into this 15 day of May 1998 by and among The Lincoln National Life Insurance Company, an Indiana Corporation (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule I to this Agreement, as may be amended from time to time (each account referred to as the "Account"), OCC ACCUMULATION TRUST, an open-end diversified management investment company organized tinder the laws of the State of Massachusetts (hereinafter the "Fund") and OCC DISTRIBUTORS, a Delaware general partnership (hereinafter the "Underwriter").

       WHEREAS, the Fund engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

       WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

       WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (alternatively referred to as the "SEC" or the "Commission") dated February 22, 1995 (File No. 812-9290), granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

       WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the" 193 3 Act"); and

       WHEREAS, the Company has registered or will register certain variable annuity contracts and variable life insurance policies (the "Contracts") under the 1933 Act; and

       WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Indiana, to set aside and invest assets attributable to the Contracts; and

       WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

       WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in GOOD standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD")and

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios named in
Schedule 2 on behalf of the Accounts named in Schedule 2 to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

       NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. SALE AND REDEMPTION OF FUND SHARES

       1.1. The Underwriter agrees to sell to the Company those shares of the Fund which the Company orders on behalf of each Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

       1.2. The Company shall pay for Fund shares on the next Business Day after it places an order to purchase Fund shares in accordance with Section 1. 1 hereof Payment shall be in federal funds transmitted by wire.

       1.3. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

       1.4. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the contracts. No shares of any Portfolio will be sold to the general public.

       1.5. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles 1, 111, V, and VII of this Agreement are in effect to govern such sales. The Fund shall make available upon written request from the Company (i) a list of all other Participating

Insurance Companies and (ii) a copy of the Participation Agreement executed by any other Participating Insurance Company.

       1.6. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company, except that the Fund reserves the right to delay payment of redemption proceeds in the event that portfolio holdings other than cash equivalents must be liquidated to pay the redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. Neither the Fund nor the Underwriter shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone shall be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

       1.7. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

       1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

       1.9. The Fund shall furnish notice as soon as reasonably practicable to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

       1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:30 p.m., Eastern Time, each business day. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery by the Fund and the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value.


ARTICLE H. REPRESENTATIONS AND WARRANTIES

       2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and validly existing under applicable law and that it has legally and validly established each Account as a segregated asset account under applicable state law and has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as the 1940 Act requires. The Company shall amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

       2.2. The Company represents that it believes that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Internal Revenue Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

       2.3. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

       2.4. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

       2.5. The Fund represents that its investment objectives, policies and restrictions comply with applicable state investment laws as they may apply to the Fund. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws and regulations of any state. The Company alone shall be responsible for informing the Fund of any investment restrictions imposed by state insurance laws which are applicable to the Fund. To the extent feasible and consistent with market conditions, the Fund will adjust its investments to comply with the aforementioned state insurance laws upon written notice from the Company of such requirements and proposed adjustments, it being agreed and understood that in any such case the Fund shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment.

       2.6. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule l2b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board of Trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule l2b-I to finance distribution expenses.

       2.7. The Underwriter represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc., ("NASD") and is registered as a broker-dealer with the SEC. The Underwriter' further represents that it will sell and distribute the Fund shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

       2.8. The Fund represents that it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply with applicable provisions of the 1940 Act.

       2.9. The Underwriter represents and warrants that the Fund's Adviser, OpCap Advisors, is and shall remain duly registered under federal securities laws and that the Adviser will perform its obligations to the Fund in accordance with the laws of Massachusetts and any applicable state and federal securities laws.

       2.10. The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(I) adopted pursuant to the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

       2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund,- in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.


ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

       3.1. The Underwriter shall provide the Company, at the Company's expense, with as many copies of the Fund's current prospectus or, if requested by the Company, a version of the Fund's prospectus that includes only the Portfolios of the Fund that are used to fund the Company's contracts, as the Company may reasonably request for use with prospective contractowners and applicants. The Underwriter shall print and distribute, at the Fund's or Underwriter's expense, as many copies of said prospectus as necessary for distribution to existing contractowners or participants. If requested by the Company in lieu thereof, the Fund shall provide such documentation including a final copy of a current prospectus set in type at the Fund's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together in one document. In such case the Fund shall bear its share of expenses as described above.

       3.2. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or alternatively from the Company (or, in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund), and the Underwriter (or the Fund) shall provide such Statement, at its expense, to the Company-and to any owner of or participant under a Contract who requests such Statement or, at the Company's expense, to any prospective contractowner and applicant who requests such statement.

       3.3. The Fund, at its expense, shall provide the Company with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require and shall bear the costs of distributing them to existing contractowners or participants.

       3.4.   If and to the extent required by law the Company shall:

              (i) solicit voting instructions from contractowners or participants;

              (ii) vote the Fund shares held in an Account in accordance with in structions received from contractowners or participants; and

              (iii) vote Fund shares held in an Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's contractowners or participants;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contractowners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies.

       3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular as required, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC interpretation of the requirements of

Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


ARTICLE IV. SALES MATERIAL AND INFORMATION

       4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material in which the Fund or the Fund's adviser or the Underwriter is named, at least fifteen business days prior to its use. No such material shall be used if the Fund or the Underwriter reasonably objects in writing to such use within ten business days after receipt of such material.

       4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Underwriter, except with the permission of the Fund or the Underwriter. The Fund and the Underwriter agree to respond to any request for approval on a prompt and timely basis.

       4.3. The Fund or the Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, least fifteen business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within ten business days after receipt of such material.

       4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts-other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to contractowners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

       4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within 20 days after the filing of such document with the SEC or other regulatory authorities.

       4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund, within 20 days after the filing of such document with the SEC or other regulatory authorities.

       4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (ie., any written communication distributed or made generally available to customers- or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.


ARTICLE V. FEES AND EXPENSES

       5.1. THE FUND AND UNDERWRITER shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing. Currently, no such payments are contemplated.

       5.2. All expenses incident to performance by the Fund of this Agreement shall be paid by the Fund to the extent permitted by law. All Fund shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, Fund proxy materials and reports, setting in- type, printing and distributing the prospectuses, the proxy materials and reports to existing shareholders and contractowners, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule by 12b- I under the 1940 Act.


ARTICLE VI. DIVERSIFICATION

       6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or fife insurance contracts and any amendments or other modifications to such Section or Regulations in accordance with guidelines provided by the Company prior to the execution of this Agreement and as necessary thereafter. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance with the grace period afforded by Treasury
Regulation 1.817-5.


ARTICLE VII. POTENTIAL CONFLICTS

       7.1. The Board of Trustees of the Fund (the "Fund Board") will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the contractowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity contract and variable fife insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board shall consist of persons who are not "interested" persons of the Fund.

       7.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. As set forth in the Mixed and Shared Funding Exemptive Order, the Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Fund Board upon its request with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever contractowner voting instructions are disregarded. The Fund Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

       7.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested Directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material Conflict, up to and including:
(1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting- such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group (ie., variable annuity contractowners or variable fife insurance contractowners, of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

       7.4. If the Company's disregard of voting instructions could conflict with the majority of contractowner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account. Any such withdrawal and termination must take place within 90 days after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such 90 day period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

       7.5. If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account. Any such withdrawal and termination must take place within 90 days after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such 90 day period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

       7.6. For purposes of Sections 1.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or the Underwriter be required to establish a new funding medium for the Contracts. The Company shall not be required by Section
7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contractowners materially adversely affected by the irreconcilable material conflict.

       7.7. The Company shall from time to time submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Fund Board.

       7.8. If and to the extent that Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII. INDEMNIFICATION

       8.1.   INDEMNIFICATION BY THE COMPANY

       (a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter, and each of the Fund's or the Underwriter's directors, officers, employees or agents and each person, if any, who controls or is associated with the Fund or the Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8. 1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

       (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

       (ii) arise out of or as a result of untrue statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus, Fund statement of additional information or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or willful malfeasance, bad faith or gross negligence of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

       (iv) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

       (v) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8. 1 (b) and 8.3 hereof This indemnification shall be in addition to any liability which the Company may otherwise have.

       (b) No party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of THE Fund shares or the Contracts or the . operation of the Fund.

       8.2.   INDEMNIFICATION BY THE UNDERWRITER

       (a) The Underwriter, on its own behalf and on behalf of the Fund, agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity With information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

              (ii) arise out of or as a result of untrue statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statement, the Contract or Fund prospectus, statement of additional information, or sales literature or other promotional material for the Contracts or of the Fund not supplied by the Underwriter or the Fund or persons under the control of the Underwriter or the Fund respectively) or willful malfeasance, bad faith or gross negligence of the Underwriter or the Fund or persons under the control of the Underwriter or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter or the Fund or persons under the control of the Underwriter or the Fund; or

              (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement(including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in
                     Article VI of this Agreement except if such failure is a result of the Company's failure to comply with the notification procedures specified in Article VI); or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund;

except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Underwriter may otherwise have.

       (b) No party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) The indemnified parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of THE Contracts or the operation of the Account.

       8.3. INDEMNIFICATION PROCEDURE

       Any person obligated to provide indemnification under this Article VIE ("indemnifying party" for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.3) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

       A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VHI shall survive any termination of this Agreement.

       8.4. CONTRIBUTION

       In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Article VIII is due in accordance with its terms but for any reason is held to be unenforceable with respect to a party entitled to indemnification ("indemnified party" for purposes of this Section 8.4) pursuant to the terms of this Article VIII, then each party obligated to indemnify pursuant to the terms of this Article VIII shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and litigations in such proportion as is appropriate to reflect the relative benefits received by the parties to this Agreement in connection with the offering of Fund shares to the Account and the acquisition, holding or sale of Fund shares by the Account, or if such allocation is not permitted by applicable law, in such proportions as is appropriate to reflect the relative net benefits referred to above but also the relative fault of the parties to this Agreement in connection with any actions that lead to such losses, claims, damages, liabilities or litigations, as well as any other relevant equitable considerations.


ARTICLE IX. APPLICABLE LAW

       9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

       9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X. TERMINATION

       10.1.  This Agreement shall terminate:

              (a) at the option of any party upon six months' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

              (b) at the option of the Company if shares of the Portfolios delineated in Schedule 2 are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

              (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the FUND shares, which the Fund reasonably believes would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

              (d) at the option of the Company upon institution of formal proceedings against the Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which the Company reasonably believes would have a material adverse effect on the Fund's or the Underwriter's ability to perform its obligations under this Agreement; or

              (e) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

              (f) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all contractowners of variable insurance products of all separate accounts of (ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in Article VII of this Agreement; or

              (g) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

              (h) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article VI hereof, or

              (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

              (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement; or

              (k) at the option of the Fund or Underwriter, if the Fund or Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement; or

              (1) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.

10.2. NOTICE REQUIREMENT

              (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

              (b) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(b) - (d) or 10.1(g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

              (c) In the event that any termination of this Agreement is based upon the provisions of Sections 10.10) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be famished by the party terminating this Agreement to the nonterminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

       10.3. It is understood and agreed that the right to terminate this Agreement pursuant to Section 16. 1 (a) may be exercised for any reason or for no reason.

       10.4.  EFFECT OF TERMINATION

              (a) Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement, and subject to Section 1.3 of this Agreement, the Company may require the Fund and the Underwriter to, -continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

              (b) If shares of the Fund continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10. 1 (a) and thereafter the Fund, the Underwriter, or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund or Underwriter, need not be for more than 90 days.

       10.5. Except as necessary to implement contractowner initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account), and the Company shall not prevent contractowners from allocating payments to a Portfolio that was otherwise available under the Contracts, until 90 days after the Company shall have notified the Fund or Underwriter of its intention to do so.


ARTICLE XI. NOTICES

       Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee. If to the Fund:

       Mr. Bernard H. Garil
       President
       OpCap Advisors
       200 Liberty Street
       New York, NY 10281

       If to the Company:

       Kelly D. Clevenger
       The Lincoln National Life Insurance Company
       1300 S. Clinton Street
       Fort Wayne, IN 46802-3 506

       If to the Underwriter:

       Mr. Thomas E. Duggan
       Secretary
       OCC Distributors
       200 Liberty Street
       New York, NY 10281

ARTICLE XII. MISCELLANEOUS

       12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

       12.2. Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

       12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or other-wise affect their construction or effect.

       12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

       12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

       12.6. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

       12.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

       12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

       12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date and year first WRITTEN above.

       COMPANY:

                                        THE LINCOLN NATIONAL LIFE INSURANCE
                                        COMPANY

SEAL                                    By: /s/ Kelly D. Clevenger


                                        FUND:

                                        OCC ACCUMULATION TRUST



SEAL                                    By:

                                        UNDERWRITER:

                                        OCC DISTRIBUTORS


                                        By: /s/ Thomas E. Duggan

                                   SCHEDULE I

                             Participation Agreement
                                      Among
       OCC Accumulation Trust, The Lincoln National Life Insurance Company
                                       and
                                OCC Distributors



       The following separate accounts of The Lincoln National Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

Lincoln Life Flexible Premium Variable Life Separate Account M

Lincoln Life Flexible Premium Variable Life Separate Account R


May 15, 1998

                                   SCHEDULE 2

                             Participation Agreement
                                      Among
       OCC Accumulation Trust, The Lincoln National Life Insurance Company
                                       and
                                OCC Distributors



       The Separate Account(s) shown on Schedule I may invest in the following Portfolios of the OCC Accumulation Trust:

Global Equity Portfolio
Managed Portfolio

May 15, 1998

                    AMENDMENT TO THE PARTICIPATION AGREEMENT
                                DATED MAY 15,1998
                                  BY AND AMONG
                             OCC ACCUMULATION TRUST,
                              OCC DISTRIBUTORS AND
                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

       This is an amendment to the May 15, 1998 Participation Agreement ("Agreement") among OCC Accumulation Trust, OCC Distributors, and The Lincoln National Life Insurance Company.

       The following separate accounts of The Lincoln National Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

Lincoln Life Flexible Premium Variable Life Separate' Account M
Lincoln Life Premium Variable Life Separate Account R
Lincoln Life Variable Annuity Account N

October 7, 1998



                                            OCC ACCUMULATION TRUST

                                            By: /s/ Bernard H. Garil
                                            Name    Bernard H. Garil
                                            Title:  Vice President


                                            OCC DISTRIBUTORS

                                            By: /s/ Thomas E. Duggan
                                            Name:   Thomas E. Duggan
                                            Title:  Secretary

                                            THE LINCOLN NATIONAL LIFE
                                            INSURANCE COMPANY

                                            By: /s/ Kelly D. Clevenger
                                            Name:   Kelly D. Clevenger
                                            Title:  Vice President

                    AMENDMENT TO THE PARTICIPATION AGREEMENT
                               DATED MAY 15, 1998
                                  BY AND AMONG
                  OCC ACCUMULATION TRUST, OCC DISTRIBUTORS AND
                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

     This is an amendment to the May 15, 1998 Participation Agreement ("Agreement") among OCC Accumulation Trust, OCC Distributors, and The Lincoln National Life Insurance Company.

     Schedule 1 is amended to add the following separate account of The Lincoln National Life Insurance Company as permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:


Lincoln Life Flexible Premium Variable Life Separate Account S

May 17, 1999

                                                 OCC ACCUMULATION TRUST

                                            By: /s/ Bernard H. Garil
                                            Name:   Bernard H. Garil
                                            Title:  Vice President



                                                 OCC DISTRIBUTORS

                                            By: /s/ Deborah Kaback
                                            Name:   Deborah Kaback
                                            Title:  Secretary



                                                 THE LINCOLN NATIONAL LIFE
                                                 INSURANCE COMPANY

                                            By: /s/ Kelly D. Clevenger
                                            Name:   Kelly D. Clevenger
                                            Title:  Vice President

                                    NOVATION

                                       OF

                             PARTICIPATION AGREEMENT

     This Novation Agreement dated as of September 1, 2005 is by and among THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Company"), an Indiana corporation, on its own behalf and on behalf of each separate account of the Company named in
Schedule 1 to Participation Agreement (as defined below), PREMIER VIT, an open-end diversified management investment company organized under the laws of the State of Massachusetts (the "Fund"), OCC DISTRIBUTORS LLC, a Delaware limited liability company ("OCC Distributors"), and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC, a Delaware limited liability company ("AGI Distributors").

     WHEREAS, the Company, the Fund and OCC Distributors entered into a Participation Agreement on May 15, 1998 ("Participation Agreement");

     WHEREAS, the Fund was previously known as OCC ACCUMULATION TRUST;

     WHEREAS, each of AGI Distributors and OCC Distributors is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc.;

     WHEREAS, the Company, the Fund and OCC Distributors desire that OCC Distributors be replaced as the Fund's principal underwriter by AGI Distributors; and

     WHEREAS, the Company and the Fund desire to affect a novation of the Participation Agreement so that AGI Distributors is substituted for OCC Distributors as a party to such agreement and OCC Distributors is released from its obligations under such agreement, AGI Distributors desires to accept the novation thereof, and OCC Distributors desires to consent to such novation.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. NOVATION AND ACCEPTANCE. Subject to the terms and conditions contained herein, the Company and the Fund hereby affect a novation of the Participation Agreement to substitute AGI Distributors for OCC Distributors as party to such agreement (the "Novation"), AGI Distributors hereby accepts such novation and agrees to undertake all of OCC Distributors' duties and obligations under the Participation Agreement. The Company and AGI Distributors hereby release OCC Distributors from all of its duties and obligations under the Participation Agreement and OCC Distributors hereby consents to such novation.

     2. TERM. The novation shall become effective on the September 15, 2005 and shall extend for so long as the terms specified in Section 10 of the Participation Agreement are satisfied or until terminated in accordance with said Section 10.

     3. NO TERMINATION. The parties agree that the novation shall not constitute a termination of the Participation Agreement for purposes of Section 10 of the Participation Agreement, and that the Participation Agreement, as so novated, shall remain in full force and effect after the novation.

     4.   NOTICES. All notices to the Company shall be sent to:

     Rise C.M. Taylor
     Vice President
     The Lincoln National Life Insurance Company
     1300 South Clinton Street
     Fort Wayne, Indiana 46802
     (260) 455 -1331
     rtaylor@lnc.com

     All notices to the Fund shall be sent to:

     Attn: Brian Shlissel
     Fund President
     1345 Avenue of the Americas
     New York, NY 10105
     212-732-0200

     IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed by a duly authorized representative as of the day and year first above written.


THE LINCOLN NATIONAL LIFE              PREMIER VIT
INSURANCE COMPANY


By:    /s/ Rise C.M. Taylor            By:    /s/ Brian S. Shlissel
   --------------------------------       --------------------------------
Name:  Rise C.M. Taylor                Name:  Brian S. Shlissel
Title: Vice President                  Title: President/CEO


OCC DISTRIBUTORS                       ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC


By:    /s/ Francis C. Poli             By:    /s/ E. Blake Moore, Jr.
   --------------------------------       --------------------------------
Name:  Francis C. Poli                 Name:  E. Blake Moore, Jr.
Title: CEO                             Title: Managing Director and CEO

                AMENDMENT TO THE PARTICIPATION AGREEMENT
                         DATED MAY 15, 1998
                            BY AND AMONG
                             PREMIER VIT,
             ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC and
              THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


     This is an amendment to the May 15, 1998 Participation Agreement ("Agreement") among Premier VIT (the "Fund"), Allianz Global Investors Distributors LLC, and The Lincoln National Life Insurance Company.

     Schedule 1 is amended to add the following separate account of The Lincoln National Life Insurance Company as permitted in accordance with the provisions of the Agreement to invest in Portfolios of the Fund shown in
Schedule 2:

     Lincoln Life Flexible Premium Variable Life Separate Account Z

     Schedule 2 is amended to add the following Portfolio of the Fund as permitted in accordance with the provisions of the Agreement for investment by the separate accounts listed on Schedule 1:

     Small Cap Portfolio

June 1, 2006

                                              PREMIER VIT


                                              By: /s/ Brian S. Shlissel
                                                 ----------------------
                                              Name: Brian S. Shlissel
                                              Title: PRESIDENT & CEO


                                              ALLIANZ GLOBAL INVESTORS
                                              DISTRIBUTORS LLC

                                              By: /z/ E. Blake Moore, Jr.
                                                 ------------------------
                                              Name: E. Blake Moore, Jr.
                                              Title: MANAGING DIRECTOR & CEO


                                              THE LINCOLN NATIONAL LIFE
                                              INSURANCE COMPANY

                                              By: /s/ Kelly D. Clevenger
                                                 -----------------------
                                              Name: Kelly D. Clevenger
                                              Title: Vice President

                                 AMENDMENT NO. 4 TO
                              PARTICIPATION AGREEMENT
                                       AMONG
  LINCOLN NATIONAL LIFE INSURANCE COMPANY, LINCOLN LIFE & ANNUITY COMPANY OF
                                     NEW YORK,
                          PIMCO VARIABLE INSURANCE TRUST,
                                       AND
                     ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

     THE PARTICIPATION AGREEMENT, dated May 1, 2001 (the "Agreement"), by and among the Lincoln National Life Insurance Company, and Lincoln Life & Annuity Company of New York (collectively, the "Company"), PIMCO Variable Insurance Trust (the "Fund") and Allianz Global Investors Distributors LLC (the "Underwriter"), is hereby amended as follows:

         1. Schedule A is revised to reflect Portfolios of the Fund currently offered and additional separate accounts have been added to the list of Segregated Asset Accounts under Schedule A

         2. All other terms of the Agreement shall remain in full force and effect.

     Effective May 15, 2009, regardless of when executed.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                           (Signatures located on following page)

LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                     By its authorized officer
                                     By: /s/ Kevin J. Adamson
                                        -----------------------------
                                     Name: Kevin J. Adamson
                                     Title: 2nd Vice President
                                     Date: 7/16/2009

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                                     By its authorized officer
                                     By:  /s/ William P. Flory, Jr.
                                        -----------------------------
                                     Name: William P. Flory, Jr.
                                     Title:    AVP
                                     Date: 7/20/09

PIMCO VARIABLE INSURANCE TRUST:
                                     By its authorized officer
                                     By: /s/ Peter Strelow
                                        -----------------------------
                                     Name: Peter Strelow
                                     Title:  Vice President
                                     Date: 7/8/09

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC:

                                     By its authorized officer
                                     By: /s/ Andrew S. Meyers
                                        -----------------------------
                                     Name: Andrew S. Meyers
                                     Title: Managing Director
                                     Date: 7/1/09

                              SCHEDULE A

The term "Designated Portfolio" of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

DESIGNATED PORTFOLIOS/CLASSES:

ADMINISTRATIVE CLASS SHARES

All Asset Portfolio
All Asset All Authority
CommodityRealReturn(R) Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
Global Multi-Asset Portfolio
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
SmallCap StocksPLUS(R) TR Portfolio
Short-Term Portfolio
StocksPLUS(R) Growth and Income Portfolio
Total Return Portfolio

INSTITUTIONAL CLASS SHARES

All Asset Portfolio
All Asset All Authority
CommodityRealReturn(R) Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
Short-Term Portfolio
StocksPLUS(R) Growth and Income Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio
Total Return Portfolio II

ADVISOR CLASS SHARES

All Asset Portfolio
CommodityRealReturn(R) Strategy Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Global Bond Portfolio (Unhedged)
Global Multi-Asset Portfolio
High Yield Portfolio
Low Duration Portfolio
Real Return Portfolio
SmallCap StocksPLUS(R) TR Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio

M CLASS SHARES

All Asset Portfolio
All Asset All Authority Portfolio

SEGREGATED ASSET ACCOUNTS:

SEPARATE ACCOUNT                                                          ESTABLISHED DATE
----------------                                                          ----------------
Lincoln National Variable Annuity Account C                               June 3, 1997
Lincoln Life Variable Annuity Account N                                   November 3, 1997
Lincoln Life Flexible Premium Variable Life Account M                     December 17, 1997
Lincoln Life Flexible Premium Variable Life Account R                     December 23, 1997
Lincoln Life Flexible Premium Variable Life Account S                     December 24, 1999
Lincoln Life Flexible Premium Variable Life Account Z                     July 30, 2003
Lincoln Life Flexible Premium Variable Life Account M                     December 17, 1997
LLANY Separate Account R for Flexible Premium Variable Life Insurance     February 11, 1998
LLANY Separate Account S for Flexible Premium Variable Life Insurance     March 12, 1999
Lincoln Life & Annuity Flexible Premium Variable Life Account Z           June 21, 2006

              RULE 22C-2 AMENDMENT TO PARTICIPATION AGREEMENT

     AMENDMENT entered into as of April 16, 2007, by and between Allianz Global Investors Distributors LLC ("AGID"), the principal underwriter for Premier VIT and PIMCO Variable Insurance Trust (each a "Trust" and, collectively, the "Trusts") and The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York, Jefferson Pilot Financial Insurance Company and Jefferson Pilot LifeAmerica Insurance Company ("Intermediary").

     WHEREAS, Intermediary, pursuant to a Participation Agreement (as defined below), purchases Shares of the Trusts to fund certain variable life insurance or variable annuity contracts issued by Intermediary ("Contracts"); and

     WHEREAS, AGID and Intermediary (each a "Party" and, together, the "Parties") seek to enter into this Amendment in order for the Trusts, AGID and Intermediary to comply with the requirements of Rule 22c-2 ("Rule 22c-2") under the Investment Company Act of 1940, as amended (the "1940 Act"), and to make other changes to the Participation Agreement.

     A. CONTRACTHOLDER INFORMATION

A.1. Agreement to Provide Information. Intermediary agrees to provide Fund Agent, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number, if known, of any or all Contractholder(s) of the account, the name or other identifier of any investment professional(s) associated with the Contractholder(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund Agent, the Intermediary shall only be required to provide information relating to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions.

     A.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. Fund Agent may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established or utilized by a Trust or Fund Agent for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Fund.

     If requested by Fund Agent, Intermediary will provide the information specified in Section A.1 above for each trading day.

     A.1.2 Form and Timing of Response. Intermediary agrees to provide, promptly upon request of Fund Agent, the requested information specified in Section A.1. Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section A.1 is itself a "financial intermediary," as that term is defined in Rule 22c-2 (an "Indirect Intermediary") and, upon request of Fund Agent, promptly either (i) provide (or arrange to have provided) the information set forth in Section A.1 for those Contractholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares in nominee name on behalf of other persons. Intermediary additionally agrees to inform Fund Agent whether it plans to perform (i) or
     (ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties. To the extent practicable, the format for any Contractholder and transaction information provided to Fund Agent should be consistent with the NSCC Standardized Data Reporting Format.

     A.1.3. Limitations on Use of Information. Fund Agent agrees not to use the information received hereunder for marketing or any other similar purpose without the prior written consent of Intermediary; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of Fund Agent, a Trust or their affiliates at the time the information is received pursuant to this Amendment or information which comes into the possession of Fund Agent, a Trust or their affiliates from a third party.

B.   Execution of Trading Restriction Instructions

     B.1. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from Fund Agent to restrict or prohibit further purchases or exchanges of Shares by a Contractholder that has been identified by Fund Agent as having engaged in transactions in Shares (directly or indirectly through Intermediary's account) that violate policies established or utilized by a Trust or Fund Agent for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by a Fund. Unless otherwise directed by Fund Agent, any such restrictions or prohibitions shall only apply to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary.

     B.1.1 Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract owner number or participant account number associated with the Contractholder, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Contractholder is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed upon information to which the instruction relates.

     B.1.2. Timing of Response. Intermediary agrees to execute instructions from Fund Agent as soon as reasonably practicable, but not later than ten
     (10) business days after receipt of the instructions by Intermediary.

     B.1.3. Confirmation by Intermediary. Intermediary must provide written confirmation to Fund Agent that Fund Agent's instructions to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

C. Definitions

     For purposes of this Amendment, certain terms are used as defined in the preamble or body of this Amendment. The following terms shall have the following meaning, unless a different meaning is clearly required by the context:

C.1 The term "Contractholder" means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.

C.2 The term "Contractholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) as a result of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the contract; or (v) pre-arranged transfers at the conclusion of a required "free look" period.

     The term "Contractholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

C.3. The term "Funds" shall mean the constituent series of the Trust, but for purposes of Section A of this Amendment shall not include Funds excepted from the requirements of paragraph (a) of Rule 22c-2 by paragraph (b) of Rule 22c-2.

C.4 The term "Fund Agent" shall mean AGID or such other persons or entities as may be designated as such by the Trusts for purposes of this Amendment from time to time.

C.5 The term "Participation Agreement" shall mean the Participation Agreement and/or other similar agreement(s) relating to transactions in Shares to which Intermediary or any of Intermediary's predecessors, successors or affiliates is a party.

C.6. The term "promptly" shall mean as soon as practicable but in no event later than five (5) business days from Intermediary's predecessors, successors or affiliates is a party.

C.7. The term "Shares" means the interests of Contractholders corresponding to the redeemable securities of record issued by a Fund.

C.8. The term "written" includes electronic writings and facsimile transmissions.

     In addition, for purposes of this Amendment, the term "purchase" does not include the automatic reinvestment of dividends or distributions.

     D. ADDITIONAL AMENDMENTS TO PARTICIPATION AGREEMENT

     The Participation Agreement is hereby further amended to incorporate the provisions set forth in Exhibit A hereto.

     E. SCOPE OF AMENDMENT

     Intermediary acknowledges and agrees that this Amendment shall apply to the handling of all transactions in Shares, whether authorized under the Participation Agreement or any other agreement between or among Intermediary and a Trust, any transfer agent of a Trust, AGID, and other Fund Agent or any of their affiliates, and further acknowledges and agrees that the Participation Agreement and nay other such agreement is hereby modified to the extent necessary to reflect the agreements herein.

     F. EFFECTIVE DATE

     This Amendment shall be effective upon its execution hereof or, if later, upon the effectiveness of the provisions of Rule 22c-2 relating to agreements with "financial intermediaries" (as such term is defined in Rule 22c-2). Prior to the effective date of this Amendment, AGID and Intermediary agree that any request made to Intermediary by AGID for Contractholder transaction information, and Intermediary's response to such request, shall be governed by whatever practices AGID and Intermediary had utilized in the absence of a formal agreement, if any, to govern such requests.

     G. ADDITIONAL OBLIGATIONS

     It shall be Intermediary's obligation to make any required notification(s) to is Contractholders of the provisions of this Amendment and Intermediary agrees to do so. Intermediary also agrees to provide point of sale disclosure documents to its Contractholders consistent with applicable legal requirements as in effect from time to time.

     H. AMENDMENTS TO COMPLY WITH RULE 22c-2

     Without limiting any other provisions of this Amendment, including those provisions set forth in Exhibit A hereto, the Parties agree that AGID may, upon 30 days' written notice to Intermediary, further amend or modify the Participation Agreement without the affirmative consent of Intermediary in order to comply with Rule 22c-2, as such rule may be revised or interpreted by the Securities and Exchange Commission or its staff. Notice for these purposes shall be deemed to be given when mailed or electronically transmitted to Intermediary. Intermediary's submission and a Trust's or it designee's acceptance of an order to purchase, redeem or exchange Shares after the transmission of such notice shall represent Intermediary's acknowledgement and acceptance of the terms and conditions of any such amendment.

           [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

   ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
            /s/ illegible
   -----------------------------------------
   By:
   Title:

   The Lincoln National Life Insurance Company
   /s/ Kelly D. Clevenger
   By: Kelly D. Clevenger
   Title: Vice President

   Lincoln Life & Annuity Company of New York
   /s/ Kelly D. Clevenger
   By: Kelly D. Clevenger
   Title: Second Vice President

   Jefferson Pilot Financial Insurance Company
   Jefferson-Pilot LifeAmerica Insurance Company
   /s/ John A. Weston
   By: John A. Weston
   Title: Vice President

                              EXHIBIT A

            ADDITIONAL AMENDMENTS TO PARTICIPATION AGREEMENT

     Capitalized terms used in the provisions set forth below are used as defined in the Participation Agreement.

     COMPLIANCE MATTERS. As required by the Participation Agreement, Intermediary shall comply with provisions of the Prospectuses and Statement of Additional Information of each Trust, and with applicable federal and state securities laws. Among other things, Intermediary shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Shares received by Intermediary or any Indirect Intermediary prior to the Valuation Time shall be submitted directly or indirectly by Intermediary to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act(1); and (b) Intermediary shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the relevant Fund's then current Prospectuses or Statement of Additional Information and/or as instructed by Fund Agent. Intermediary further agrees to make reasonable efforts to assist the Funds and their service providers (including but not limited to Fund Agent) to detect, prevent and report market timing or excessive short-term trading of Shares. To the extent Intermediary has actual knowledge of violations of Fund policies (as set forth in the applicable Fund's then current Prospectuses or Statement of Additional Information) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, Intermediary agrees to report such known violations to Fund Agent. For purposes of this provision, the term "Valuation Time" refers to the time as of which the Shares are valued on each business day, currently the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern
  Time) on each day that the New York Stock Exchange is open for business.


---------------------
(1) Orders to purchase, redeem or exchange Fund shares received by Intermediary subsequent to the Valuation Time on any given day shall receive a price based on the next determined net asset value per share in accordance with Rule 22c-1 under the 1940 Act.

                TERMINATION, NEW AGREEMENTS AND AMENDMENTS
   RELATING TO INTERMEDIARY AGREEMENTS FOR PIMCO VARIABLE INSURANCE TRUST

       THIS TERMINATION, AGREEMENT AND AMENDMENT made this 9th day of December, 2010, and effective as of the Effective Date (as defined below), by and among Allianz Global Investors Distributors LLC ("AGID"), PIMCO Investments LLC ("PI") and The Lincoln National Lify Insurance Company and Lincoln Life & Annuity Company of New York (together, the "Intermediary").

       WHEREAS, AGID has served as the principal underwriter for PIMCO Variable Insurance Trust (the "Fund") and its several series of shares (each a "Portfolio") pursuant a Distribution Contract with the Fund;

       WHEREAS, AGID, the Fund and the Intermediary have entered into a Participation Agreement, as amended (or amended and restated) through the date hereof (the "Participation Agreement"), pursuant to which AGID has made available for purchase by Intermediary, on behalf of segregated asset accounts of the Intermediary, shares of the Portfolios and performed various other functions;

       WHEREAS, AGID and the Intermediary have separately entered into one or more Selling Agreements or similar agreements (each an " AGID Intermediary
Agreement") relating to the   Participation Agreement, pursuant to which the
Intermediary has provided distribution, shareholder servicing, processing of transactions, administrative, recordkeeping m1d/or other services for some or all of the Portfolios and one or more of their classes of shares (each a "Class");

       WHEREAS, as of the date of this Termination, Agreement and Amendment first written above, PI either will in the future replace or has already replaced AGID as the principal underwriter for the Fund by entering into a distribution agreement with the Fund that will take effect (or previously took effect) immediately following the termination of the existing Distribution Contract between AGID and the Fund (the "Effective Date of Change of Fund Distributor" as used herein shall mean the date as of which such distribution agreement between PI and the Fund takes or took effect, and "Effective Date" as used herein shall mean the date that is the later of
(i) the date of this Termination, Agreement and Amendment first written above and (ii) the Effective Date of Change of Fund Distributor);

       WHEREAS, AGID, PI and the Intermediary wish to enter into this Termination, Agreement and Amendment for the purposes of (i) terminating each AGID Intermediary Agreement and simultaneously establishing and entering into new agreements (each a "PI Intermediary Agreement") between PI and Intermediary, each upon the same terms and conditions (except as provided herein) specified in the corresponding AGID Intermediary Agreement, except that PI will be party to each such Agreement in place of AGID, and (ii) making certain amendments to the PI Intermediary agreements to include additional provisions not included in the current AGID Intermediary Agreements.

       NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGID, PI and the Intermediary hereby agree as follows:

I. Termination of AGID Intermediary Agreements

       A. Each AGID Intermediary Agreement is hereby terminated with effect as of the Effective Date. By their signatures below, AGID and Intermediary hereby waive their respective rights to any advance notice, delivery or other requirements for termination that are called for under each AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this instrument).

       B. Notwithstanding the termination described in Section LA., AGID and Intermediary shall continue to be responsible under each AGID Intermediary Agreement for making or causing to be made any payments or reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) to the other party or to a third party with respect to the Portfolios and Class(es) of shares covered by such AGID Intermediary Agreement where such fees, charges or expenses accrued and are payable with respect to periods ending prior to the Effective Date, provided, however, that if the Effective Date is after the Effective Date of Change of Fund Distributor, Intermediary agrees that any such payments owed by AGID may be made instead by PI in satisfaction of AGID's obligations under an AGID Intermediary Agreement. It is understood and agreed that any liability, indemnification or related obligations of AGID or Intermediary for breach of contract or otherwise arising under an AGID Intermediary Agreement with respect to alleged actions or omissions that occurred prior to the Effective Date shall survive the terminati9on of the AGID Intermediary Agreement and continue to be the responsibility of AGID or the Intermediary, as applicable. It is further understood and agreed that any liability, indemnification or related obligations of PI or Intermediary for breach of contract or otherwise arising under a PI Intermediary Agreement with respect to alleged actions or omissions that occur on or after the Effective Date shall be the sole responsibility of PI or the Intermediary, as applicable, and not AGID.

II. Entry into PI Intermediary Agreements

       A. With respect to each AGID Intermediary Agreement (for these purposes, each a "Corresponding AGID Agreement"), each of PI and Intermediary by their signatures below hereby enter into a separate PI Intermediary Agreement, the terms and conditions of which shall be the terms and conditions of the Corresponding AGID Agreement to the extent specified in and subject to the remainder of this Section II. and as otherwise provided herein. For these purposes, with respect to each PI Intermediary Agreement established hereunder, its Corresponding AGID Agreement is hereby incorporated by reference into and made a part of this Termination, Agreement and Amendment. Each such PI Intermediary Agreement shall be effective as of the Effective Date.

       B. With respect to each such PI Intermediary Agreement:

                1. Except as specifically provided herein or the context clearly indicates otherwise, each of PI and Intermediary hereby agrees to, and agrees to be bound by, all terms and conditions specified in the Corresponding AGID Agreement assuming PI is substituted for AGID as a party thereto, as such terms and conditions are used and applied in the PI Intermediary Agreement, such that PI shall under the PI Intermediary Agreement, on and after the Effective Date, be and have and/or be entitled to the responsibilities, duties, obligations, rights and benefits of the "Distributor," "Underwriter," "we," "us" or other defined term used to define and refer to AGID under the Corresponding AGID Agreement; and Intermediary shall under the PI Intermediary Agreement, . on and after the Effective Date, have and/or be entitled to the responsibilities, duties, obligations, rights and benefits it has under the Corresponding AGID Agreement but with PI as the counterparty (in place of AGID) under the PI Intermediary Agreement.

                2. Without limiting the generality of the foregoing, under the PI Intermediary Agreement, each of PI and Intermediary hereby:

                         a. makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID or Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) and represents and warrants that the same are or will be true and binding as of the Effective Date and will continue in full force and effect thereafter until further notice from one party to the other, as applicable;

                         b. agrees to be responsible for and make or cause to be made, on and after the Effective Date, all payments and reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) with respect to the Portfolios and

                         Class(es) of shares covered by the PI Intermediary Agreement to the other party or to a third-party where such fees, charges or expenses accrue and become payable on and after the Effective Date; and

                         c. agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions applicable to AGID Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) but not, by way of clarification, with respect to alleged actions or omissions of AGID or Intermediary that occurred under the Corresponding AGID Agreement (which shall continue to be governed by the Corresponding AGID Agreement and apply to AGID or the Intermediary, as applicable).

       C. Any notice to be provided to PI under the PI Intermediary Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Corresponding AGID Agreement as incorporated into the PI Intermediary Agreement are hereby revised accordingly:

PIMCO Investments LLC
1345 Avenue of the Americas
New York, New York 10105
Attention: Chief Legal Officer
Telephone: (212) 739-3000
Facsimile: (212) 739-3926
E-mail: IntermediaryAgtReviewTeam@pimco.com

       D. PI and Intermediary understand and agree that each PI Intermediary Agreement established hereby, although so established pursuant to this single instrument, shall be treated for all purposes as a separate agreement from all other PI Intermediary Agreements, and the rights and responsibilities of each party under a PI Intermediary Agreement shall be several and not combined with or dependent or conditioned upon the rights and responsibilities of the parties under any other PI Intermediary Agreement.

III.  Other

       A. This Termination, Agreement and Amendment may not be assigned or amended by any party without the consent of the other parties. For the avoidance of doubt, the particular assignment, amendment, termination and related terms and conditions of each AGID Intermediary Agreement, and each new PI Intermediary Agreement established pursuant to this Termination, Agreement and Amendment, shall govern any future assignment, amendment or termination of each such Agreement.

       B. Any notice to be provided to Intermediary under the PI Intermediary Agreement, the AGID Intermediary Agreement or any other agreement entered into between Intermediary and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

       C. If and to the extent that this Termination, Agreement and Amendment is deemed to constitute an assignment, novation or termination of an AGID Intermediary Agreement, the parties by their signatures below hereby consent, as applicable, to any such assignment, novation or termination, waive their respective rights to any advance notice or other requirements for the same that are called for under the AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement), and agree that each PI Intermediary Agreement, upon its effectiveness as specified herein, is a newly effective and binding agreement among the parties thereto.

       D. Without limiting the scope of any privacy-related or similar agreement or term in an existing AGID Intermediary Agreement, each party to each PI Intermediary Agreement established hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information ("Applicable Laws"), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws (as applicable to PI on and after the Effective Date).

IV. COUNTERPARTS

       This Termination, Agreement and Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the undersigned has caused this Termination, Agreement and Amendment to be executed as of December 9, 2010.

                                         ALLIANZ GLOBAL INVESTORS
                                         DISTRIBUTORS LLC

                                         /s/ Robert Rokose
                                         By: Robert Rokose
                                         Title: Managing Director

                                         /s/ Gregory A. Bishop
                                         By: Gregory A. Bishop
                                         Title: Head of Business Management

THE LINCOLN NATIONAL
LIFE INSURANCE COMPANY

/s/ Daniel R. Hayes
By: Daniel R. Hayes
Title: Vice President

LINCOLN LIFE & ANNUITY
COMPANY OF NEW YORK

/s/ Daniel R. Hayes
By: Daniel R. Hayes
Title: Vice President

Address and Related Information for Notices to The Lincoln National Life Insurance Company:
[To be completed by Intermediary]
Address: 1300 S. Clinton Street
       Fort Wayne IN 46802
Attention: Kevin J. Adamson
Telephone: 260-455-6536
Facsimile: 260-455-4241
E-mail: Kevin.Adamson@Lfg.com